Exhibit 24.1 _____________________________________________________________________________ UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549 ____________________ FORM T-1 STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ______________________________ DEUTSCHE BANK TRUST COMPANY AMERICAS (formerly BANKERS TRUST COMPANY) (Exact name of trustee as specified in its charter) NEW YORK 13-4941247 (Jurisdiction of Incorporation or (I.R.S. Employer organization if not a U.S. national bank) Identification no.) 60 WALL STREET NEW YORK, NEW YORK 10005 (Address of principal (Zip Code) executive offices) Deutsche Bank Trust Company Americas Attention: Catherine Wang Legal Department 60 Wall Street, 36th Floor New York, New York 10005 (212) 250 – 7544 (Name, address and telephone number of agent for service) ______________________________________________________ KRAFT HEINZ FOODS COMPANY (Exact name of obligor as specified in its charter) Pennsylvania 25-0512520 (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.) THE KRAFT HEINZ COMPANY (Exact name of obligor as specified in its charter) Delaware 46-2078182 (State or other jurisdiction of (I.R.S. Employer incorporation or organization) Identification No.) One PPG Place Pittsburgh, Pennsylvania 15222 (Address of principal executive offices) (Zip code) _____________________________ Debt Securities (Title of the Indenture securities)

Item 1. General Information. Furnish the following information as to the trustee. (a) Name and address of each examining or supervising authority to which it is subject. Name Address Federal Reserve Bank (2nd District) New York, NY Federal Deposit Insurance Corporation Washington, D.C. New York State Banking Department Albany, NY (b) Whether it is authorized to exercise corporate trust powers. Yes. Item 2. Affiliations with Obligor. If the obligor is an affiliate of the Trustee, describe each such affiliation. None. Item 3. -15. Not Applicable Item 16. List of Exhibits. Exhibit 1 - Restated Organization Certificate of Bankers Trust Company dated August 31, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 25, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated December 18, 1998; Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated September 3, 1999; and Certificate of Amendment of the Organization Certificate of Bankers Trust Company dated March 14, 2002, incorporated herein by reference to Exhibit 1 filed with Form T-1 Statement, Registration No. 333-201810. Exhibit 2 - Certificate of Authority to commence business, incorporated herein by reference to Exhibit 2 filed with Form T-1 Statement, Registration No. 333-201810. Exhibit 3 - Authorization of the Trustee to exercise corporate trust powers, incorporated herein by reference to Exhibit 3 filed with Form T-1 Statement, Registration No. 333- 201810. Exhibit 4 - Existing By-Laws of Deutsche Bank Trust Company Americas, dated July 24, 2014, incorporated herein by reference to Exhibit 4 filed with Form T-1 Statement, Registration No. 333-201810. Exhibit 5 - Not applicable. Exhibit 6 - Consent of Bankers Trust Company required by Section 321(b) of the Act, incorporated herein by reference to Exhibit 6 filed with Form T-1 Statement, Registration No. 333-201810. Exhibit 7 - A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Exhibit 8 - Not Applicable. Exhibit 9 - Not Applicable.

SIGNATURE Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Deutsche Bank Trust Company Americas, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in The City of New York, and State of New York, on this 18th day of August, 2016. DEUTSCHE BANK TRUST COMPANY AMERICAS /s/ Carol Ng By: Name: Carol Ng Title: Vice President

Board of Governors of the Federal Reserve System OMB Number 7100-0036 Federal Deposit Insurance Corporation OMB Number 3064-0052 Office of the Comptroller of the Currency OMB Number 1557-0081 Approval expires March 31, 2018 Page 1 of 85 Federal Financial Institutions Examination Council Consolidated Reports of Condition and Income for a Bank with Domestic Offices Only—FFIEC 041 Report at the close of business March 31, 2016 20160331 (RCON 9999) This report is required by law: 12 U.S.C. § 324 (State member Unless the context indicates otherwise, the term “bank” in this banks); 12 U.S.C. §1817 (State nonmember banks); 12 U.S.C. §161 report form refers to both banks and savings associations. (National banks); and 12 U.S.C. §1464 (Savings associations). This report form is to be filed by banks with domestic offices only. Banks with foreign offices (as defined in the instructions) must file FFIEC 031. NOTE: Each bank’s board of directors and senior management are schedules) for this report date have been prepared in confor- responsible for establishing and maintaining an effective system of mance with the instructions issued by the appropriate Federal internal control, including controls over the Reports of Condition and regulatory authority and are true and correct to the best of my Income. The Reports of Condition and Income are to be prepared in knowledge and belief. accordance with federal regulatory authority instructions. The Reports of Condition and Income must be signed by the Chief Financial We, the undersigned directors (trustees), attest to the correctness Officer (CFO) of the reporting bank (or by the individual performing an of the Reports of Condition and Income (including the supporting equivalent function) and attested to by not less than two directors schedules) for this report date and declare that the Reports of (trustees) for state nonmember banks and three directors for state Condition and Income have been examined by us and to the best member banks, national banks, and savings associations. of our knowledge and belief have been prepared in conformance with the instructions issued by the appropriate Federal regulatory I, the undersigned CFO (or equivalent) of the named bank, attest authority and are true and correct. that the Reports of Condition and Income (including the supporting Director (Trustee) Signature of Chief Financial Officer (or Equivalent) Director (Trustee) Date of Signature Director (Trustee) Submission of Reports Each bank must file its Reports of Condition and Income (Call To fulfill the signature and attestation requirement for the Reports Report) data by either: of Condition and Income for this report date, attach your bank’s completed signature page (or a photocopy or a computer gener- (a) Using computer software to prepare its Call Report and then ated version of this page) to the hard-copy record of the data file submitting the report data directly to the FFIEC’s Central Data submitted to the CDR that your bank must place in its files. Repository (CDR), an Internet-based system for data collec- tion (https://cdr.ffiec.gov/cdr/), or The appearance of your bank’s hard-copy record of the submitted (b) Completing its Call Report in paper form and arranging with a data file need not match exactly the appearance of the FFIEC’s software vendor or another party to convert the data into the sample report forms, but should show at least the caption of each electronic format that can be processed by the CDR. The Call Report item and the reported amount. software vendor or other party then must electronically submit the bank’s data file to the CDR. DEUTSCHE BANK TRUST COMPANY AMERICAS Legal Title of Bank (RSSD 9017) For technical assistance with submissions to the CDR, please contact the CDR Help Desk by telephone at (888) CDR-3111, by New York fax at (703) 774-3946, or by e-mail at CDR.Help@ffiec.gov. City (RSSD 9130) FDIC Certificate Number 623 NY 10005 (RSSD 9050) State Abbreviation (RSSD 9200) Zip Code (RSSD 9220) The estimated average burden associated with this information collection is 50.4 hours per respondent and is estimated to vary from 20 to 775 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, DC 20503, and to one of the following: Secretary, Board of Governors of the Federal Reserve System, 20th and C Streets, NW, Washington, DC 20551; Legislative and Regulatory Analysis Division, Office of the Comptroller of the Currency, Washington, DC 20219; Assistant Executive Secretary, Federal Deposit Insurance Corporation, Washington, DC 20429. 03/2016

FFIEC 041 Page 15 of 85 Consolidated Report of Condition for Insured Banks RC-1 and Savings Associations for March 31, 2016 All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter. Schedule RC—Balance Sheet Dollar Amounts in Thousands RCON Tril | Bil | Mil | Thou Assets 1. Cash and balances due from depository institutions (from Schedule RC-A): a. Noninterest-bearing balances and currency and coin (1)…………………………….…….…........................0081 1,265,000 1.a. b. Interest-bearing balances (2)………………………………………………………....................................0071 19,408,000 1.b. 2. Securities: a. Held-to-maturity securities (from Schedule RC-B, column A)……………………………...............................1754 0 2.a. b. Available-for-sale securities (from Schedule RC-B, column D)…………………….……...................................1773 0 2.b. 3. Federal funds sold and securities purchased under agreements to resell: a. Federal funds sold……………………………………………………….........................................................B987 0 3.a. b. Securities purchased under agreements to resell (3)…………………………..........................................B989 11,777,000 3.b. 4. Loans and lease financing receivables (from Schedule RC-C): a. Loans and leases held for sale………………………………………………………..……...................................5369 0 4.a. b. Loans and leases, net of unearned income………………....................................B528 18,038,000 4.b. c. LESS: Allowance for loan and lease losses…………….......................................3123 28,000 4.c. d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)………...............................B529 18,010,000 4.d. 5. Trading assets (from Schedule RC-D)…………………………………………………….……..................................3545 6,000 5. 6. Premises and fixed assets (including capitalized leases)……………………………………..................................2145 15,000 6. 7. Other real estate owned (from Schedule RC-M)………………………………………………...............................2150 0 7. 8. Investments in unconsolidated subsidiaries and associated companies……………………...............................2130 0 8. 9. Direct and indirect investments in real estate ventures...................................……......................................3656 0 9. 10. Intangible assets: a. Goodwill………………………………………………………………………………….……...................................3163 0 10.a. b. Other intangible assets (from Schedule RC-M)……………………………………………....................................0426 25,000 10.b. 11. Other assets (from Schedule RC-F)……………………………………………………………..................................2160 1,164,000 11. 12. Total assets (sum of items 1 through 11)……………………………………………………….......................................2170 51,670,000 12. Liabilities 13. Deposits: a. In domestic offices (sum of totals of columns A and C from Schedule RC-E)………………………………...................2200 39,140,000 13.a. (1) Noninterest-bearing (4)………………………………………………..…………..6631 26,188,000 13.a.(1) (2) Interest-bearing……………………………………………………..……………..6636 12,952,000 13.a.(2) b. Not applicable 14. Federal funds purchased and securities sold under agreements to repurchase: a. Federal funds purchased (5)………………………………………..………….........................................B993 1,260,000 14.a. b. Securities sold under agreements to repurchase (6)……………………………………………….....................................B995 0 14.b. 15. Trading liabilities (from Schedule RC-D)…………………………………………………..…………..............................................3548 6,000 15. 16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)………………………………………………………………..……………….....................3190 5,000 16. 17. and 18. Not applicable 19. Subordinated notes and debentures (7)……………………………………………………………………..………………..................3200 0 19. 20. Other liabilities (from Schedule RC-G)…………………………………………………………………….……………….....................2930 2,394,000 20. 21. Total liabilities (sum of items 13 through 20)………………………………………………………………………………..................2948 42,805,000 21. 22. Not applicable__________ 1. Includes cash items in process of collection and unposted debits. 2. Includes time certificates of deposit not held for trading. 3. Includes all securities resale agreements, regardless of maturity. 4. Includes noninterest-bearing demand, time, and savings deposits. 5. Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “Other borrowed money.” 6. Includes all securities repurchase agreements, regardless of maturity. 7. Includes limited-life preferred stock and related surplus. 03/2016

03/2016 FFIEC 041 Page 16 of 85 Schedule RC—Continued RC-2 Dollar Amounts in Thousands RCON Tril | Bil | Mil | Thou Equity Capital Bank Equity Capital 23. Perpetual preferred stock and related surplus……………………………………………………………………………..............3838 0 23. 24. Common stock……………………………………………………………………………………………….………………..............3230 2,127,000 24. 25. Surplus (exclude all surplus related to preferred stock)………………………………………………..………………...............3839 600,000 25. 26. a. Retained earnings………………………………………………………………………………………..………………...............3632 6,139,000 26.a. b. Accumulated other comprehensive income (1)………………………………………………………….………………......................B530 (1,000) 26.b. c. Other equity capital components (2)……………………………………………………………………………………….................A130 0 26.c. 27. a. Total bank equity capital (sum of items 23 through 26.c)…………………………………………………..………….......................3210 8,865,000 27.a. b. Noncontrolling (minority) interests in consolidated subsidiaries…………………………………….……............................3000 0 27.b. 28. Total equity capital (sum of items 27.a and 27.b)………………………………………………………..………….......................G105 8,865,000 28. 29. Total liabilities and equity capital (sum of items 21 and 28)……………………………………………..………..........................3300 51,670,000 29. Memoranda To be reported with the March Report of Condition. 1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as RCON Number of any date during 2015……………………………………………………………………………………........... 6724 1 M.1. 1 = Independent audit of the bank conducted in accordance with 4 = Directors’ examination of the bank conducted in accordance generally accepted auditing standards by a certified public with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank accounting firm (may be required by state-chartering authority) 2 = Independent audit of the bank’s parent holding company conducted 5 = Directors’ examination of the bank performed by other external in accordance with generally accepted auditing standards by a auditors (may be required by state-chartering authority) certified public accounting firm which submits a report on the 6 = Review of the bank’s financial statements by external auditors consolidated holding company (but not on the bank separately) 7 = Compilation of the bank’s financial statements by external 3 = Attestation on bank management’s assertion on the effectiveness auditors of the bank’s internal control over financial reporting by a certified 8 = Other audit procedures (excluding tax preparation work) public accounting firm 9 = No external audit work To be reported with the March Report of Condition. RCON MM | DD 2. Bank's fiscal year-end date...............................................................................................................................................................8678 1231 M.2. __________ 1. Includes, but is not limited to, net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and accumulated defined benefit pension and other postretirement plan adjustments. 2. Includes treasury stock and unearned Employee Stock Ownership Plan shares.